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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       Form 8-A

                   For Registration of Certain Classes of Securities
                        Pursuant to Section 12(b) or (g) of the
                            Securities Exchange Act of 1934

                            Metro Information Services, Inc.
                 (Exact name of registrant as specified in its charter)


              Virginia                                 54-1112301
         (State of incorporation                    (I.R.S. Employer
            or organization)                         Identification No.)

         Reflections II Building
         200 Golden Oak Court
         Virginia Beach, Virginia                         23452
         (Address of principal executive offices)       (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered

_____________________________________        _________________________________

_____________________________________        _________________________________

_____________________________________        _________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, $.01 par value
_____________________________________________________________________________
                                  (Title of class)

_____________________________________________________________________________
                                  (Title of class)



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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered. The information required by this item is incorporated by reference to the Registration Statement on Form S-1 (Registration No. 333-16585) as amended (the "Registration Statement").

Item 2.     Exhibits
            The information required by this item is incorporated by reference to the Exhibits to the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Metro Information Services, Inc.
Dated:  January 22, 1997


By: /s/John H. Fain
    _______________
    John H. Fain
    Chief Executive Officer